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                                                                    EXHIBIT 99.3


                                     FORM OF
                                 PROMISSORY NOTE

            THIS PROMISSORY NOTE IS SUBJECT TO RESTRICTIONS ON
            TRANSFER AND MAY NOT BE ASSIGNED OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SECTION 3.6 HEREOF.


$                                                                  May    , 2002
 ----------                                                            ---

                  FOR VALUE RECEIVED, Alliance Resource Holdings II, Inc., a Delaware corporation ("Maker"), promises to pay to __________________, a ____________ ("Payee"), in lawful money of the United States of America, the principal sum of _______________________ ($__________) (the "Principal Sum"),
together with interest in arrears on the unpaid principal balance at an annual rate equal to ten percent (10%) compounded annually (the "Rate"), in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

                  This Promissory Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Exchange Agreement dated of even date herewith (the "Exchange Agreement"), by and among Maker, Payee, and certain other parties thereto, the Security Agreement and the other Transaction Documents. This Promissory Note is subject to the terms and conditions of the Exchange Agreement and the Security Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Promissory Note without definition shall have the respective meanings set forth in the Exchange Agreement.

Section 1. Payments.

                  Section 1.1 Principal and Interest. Subject to Section 1.4 below, the principal amount of this Promissory Note, together with any accrued interest on the unpaid principal amount, shall be due and payable on or before March 1, 2005 (the "Maturity Date").

                  Section 1.2 Manner of Payment. All payments of principal and interest on this Promissory Note shall be made by wire transfer by Maker to the account(s) specified in writing by Payee pursuant to Section 2.4(d)(i) of the Exchange Agreement, or to such other account(s) in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Promissory Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Promissory Note. "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in the City or State of New York.

                  Section 1.3 Permitted Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance


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due under this Promissory Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to (but not including) the date of such prepayment. Any prepayments shall be applied first in reduction of the First Prepayment, and second, in reduction of the Second Prepayment.

                  Section 1.4 Mandatory Prepayments. Notwithstanding anything contained herein to the contrary, Maker shall be required to prepay (a) $________ [approximately 54.545% of aggregate principal amount] of the principal amount, together with any accrued interest thereon, on or before March 1, 2003 (the "First Prepayment"), and (b) $__________ [approximately 45.455% of aggregate principal amount] of the principal amount, together with any accrued interest thereon (the "Second Prepayment"), on or before March 1, 2004; provided, however, that if payment in full of the First Prepayment and/or the Second Prepayment, as the case may be, can only be made from assets of the SGP, and if so made would either (i) cause the cash, cash equivalents, and tangible assets, net of depreciation and related liabilities, of Alliance Resource GP, LLC (the "SGP"), a wholly owned, indirect subsidiary of Maker, its direct and indirect subsidiaries to be less than $34,000,000; (ii) cause the SGP to sell any subordinated units of Alliance Resource Partners, L.P. (the "MLP") held by the SGP, or otherwise cause Alliance Resource Holdings, Inc. ("Holdings"), a wholly-owned, direct subsidiary of Maker, to collect any principal and interest on a loan made by Holdings to Alliance Resource Management GP, LLC (the "MGP") prior to the date hereof to acquire common units of the MLP, or (iii) cause Holdings to collect any principal or interest on a loan made by Holdings to the Employee Stockholders prior to or on the date hereof to partially finance the Employee Stockholders' capital contributions to AMH-II, then Maker may defer by written notice to Payee, the due date and the payment of the First Prepayment and/or the Second Prepayment, as applicable, to the extent necessary to avoid the occurrence of the events described in clauses (i), (ii) or (iii) for a period of time, but in no event later than the Maturity Date, with interest continuing to accrue at the Rate on the unpaid principal amount. For purposes hereof tangible assets of the SGP shall include those assets reflected on Annex A attached hereto (including other tangible assets purchased or otherwise acquired with or using the proceeds arising from or in connection with the sale or disposition of the tangible assets listed in Annex A), and related liabilities shall mean all liabilities associated with or relating to tangible assets of the SGP, including, without limitation, all debt obligations, reclamation liabilities, royalty obligations, and cash taxes and other taxes, both current and deferred, which may be generated or incurred as a result of any sale, transfer or disposition of such assets.

                  Section 1.5 Security Agreement; Collateral Agent Agreement. Maker's obligations under this Promissory Note are secured by the grant by Maker, the Employee Stockholders and AMH-II of a security interest in the Pledged Collateral (as defined in the Security Agreement) pursuant to the terms and conditions of that certain Security and Pledge Agreement of even date herewith (the "Security Agreement") by and among Maker, AMH-II, the Employee Stockholders, Holdings, the SGP, Beacon Investors, MPC Partners, Neafsey, Greenwood and Mackey (Beacon Investors, MPC Partners, Neafsey, Greenwood and Mackey, collectively, the "Pledgees"), and the Agent. The respective rights and obligations of Payee and the other Pledgees among themselves with respect to the Pledged Collateral are governed by that certain Collateral Agent Agreement dated as of even date herewith (the "Collateral Agent Agreement") by and among Maker, AMH-II, the Employee Stockholders, Holdings, the SGP, the Pledgees and the Agent. Payee acknowledges that, notwithstanding anything contained


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herein to the contrary, its rights and obligations with respect to the Pledged
Collateral are subject to the terms and conditions of the Security Agreement and Collateral Agent Agreement.

Section 2. Defaults.

                  Section 2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker fails to pay when due any payment of principal or interest on this Promissory Note and such failure continues for five (5) days or more after such payment is due.

                  (b) If any other "Foreclosure Event" (as defined in the Security Agreement) occurs under the Security Agreement.

                  Section 2.2 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, subject to the terms and conditions of the Security Agreement, (a) by written notice to Maker, declare the entire unpaid principal balance of this Promissory Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and
(b) exercise any and all rights and remedies available to it.

Section 3. Miscellaneous.

                  Section 3.1 Waiver. The rights and remedies of Payee under this Promissory Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Promissory Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Promissory Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Promissory Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee, (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Promissory Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

                  Section 3.2 Waiver of Conflict of Interest. The Pledgors, Holdings and the SGP each acknowledge that Thomas L. Pearson ("Pearson") (i) is providing legal counsel to each of ARH-II and AMH-II (but not the Employee Stockholder or any Pledgee) in connection with this Promissory Note and the Transactions and certain Affiliates thereof a party to the other Transaction Documents contemplated by this Promissory Note and the Transactions, and (ii) is also participating as a principal in the Transactions (solely as an Employee Stockholder) and representing his own interest in that context. Each Pledgor, the Holdings and the SGP hereby unconditionally (x) waives any conflict of interest arising from Pearson's representation of such Pledgor, Holdings or the SGP or any other party hereto or to any Transaction Document, or


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arising from or in any way related to his principal participation in the
Transactions or his representation of his own interest in that context, and (y) waives, and agrees not to assert, any such conflict of interest as a defense to the enforceability of this Promissory Note or any other Transaction Document.

                  Section 3.3 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 8.3 of the Exchange Agreement.

                  Section 3.4 Severability. If any provision of this Promissory
Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Promissory Note will remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Promissory Note, they will take any actions necessary to render the remaining provisions of this Promissory Note valid and enforceable to the fullest extent permitted by law and, to the extent necessary, will amend or otherwise modify this Promissory Note to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

                  Section 3.5 Governing Law. This Promissory Note will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

                  Section 3.6 Parties in Interest. This Promissory Note shall bind Maker and its successors and assigns. This Promissory Note shall not be assigned or transferred by Payee except (a) upon a showing of a reasonable business justification by Payee as set forth in a written request for consent submitted to Maker in which Payee provides reasonable details and an explanation regarding such request and (b) upon the express written consent of Maker (which consent must not be unreasonably withheld), or except by will or by operation of law, but only upon written notice to Maker. Each transferee or assignee of this Promissory Note must comply with the provisions of this Section 3.6 in order to effect any subsequent transfer or assignment hereof.

                  Section 3.7 Section Headings; Construction. The headings of Sections in this Promissory Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Promissory Note unless otherwise specified. All words used in this Promissory Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Promissory Note in its entirety and not to any specific Section or subsection hereof.

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                  IN WITNESS WHEREOF, Maker has executed and delivered this
Promissory Note as of the date first stated above.

                                     MAKER:
                                     ALLIANCE RESOURCE HOLDINGS II, INC.



                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Its:
                                           -------------------------------------


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